PAGE

Exhibit 11 - EARNINGS PER SHARE CALCULATION
HUDSON FOODS INC. AND SUBSIDIARIES
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)


                                 THREE MONTHS ENDED      NINE MONTHS ENDED
                                 JULY 2,   JULY 3,        JULY 2,    JULY 3,
                                   1994      1993          1994       1993
Net income                        $8,831      $4,991      $19,298    $11,125
Interest on convertible
  subordinated debentures
  net of income taxes                217         219          646       --
                              __________   _________    _________   ________
Adjusted net income               $9,048      $5,210      $19,944    $11,125
                              ==========   =========    =========   ========


Primary earnings per share:

 Weighted average number of
  common shares outstanding   16,268,439  16,163,726   16,211,280 15,165,158
 Common stock equivalents:
  Dilutive options               428,931     356,878      374,075    358,621
                              __________  __________   __________ __________
 Weighted average number of
  common and common equivalent
  shares                      16,697,370  16,520,604   16,585,355 15,523,779
                              ==========  ==========   ========== ==========
 Primary earnings per share        $0.53       $0.30        $1.16      $0.72
                              ==========  ==========   ========== ==========
Fully diluted earnings
  per share:

 Weighted average number of
  common shares outstanding    16,268,439 16,163,726   16,211,280 15,165,158
 Common stock equivalents:
  Dilutive options                474,103    356,878      474,103    358,621
 Convertible subordinated
  debentures                      830,286    830,286      830,286      --
                               __________  __________  __________ __________
 Weighted average number of
  common and common equivalent
  shares                       17,572,828  17,350,890  17,515,669 15,523,779
                               ==========  ==========  ========== ==========
 Fully diluted earnings per
  share                             $0.52       $0.30       $1.14      $0.72
                               ==========  ==========  ========== ==========
/TABLE